For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations
News Release	Email: investor_relations@cavco.com Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES ANNOUNCES THE COMPLETION OF THE ACQUISITION OF MANUFACTURED HOME BUILDER AND RETAILER, SOLITAIRE HOMES
PHOENIX, Ariz., January 3, 2023 (GLOBE NEWSIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) is pleased to confirm that, further to the announcement on October 27, 2022, the Company completed the acquisition of the business of Solitaire, Inc. and other related entities (collectively “Solitaire Homes”), effective January 3, 2023. Headquartered in Duncan, Oklahoma, Solitaire Homes operates four manufacturing facilities, twenty-two retail locations and dedicated transportation operations.
Cavco’s President and Chief Executive Officer Bill Boor said, “Pete Hogstad and the team at Solitaire have built a strong company with a well-deserved reputation for quality-constructed homes. We’re grateful for the confidence they have shown in us with their decision to join the Cavco family. This is an outstanding fit that will create exciting opportunities for the combined companies and people involved.”
The purchase price totaled $93 million, before certain adjustments. The acquisition is being funded with cash on hand.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and MidCountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavcoindustries.com.
About Solitaire Homes
Solitaire Homes was founded in 1965 by Jerry and Helen Elliott. It operates manufacturing facilities in New Mexico, Oklahoma and Mexico, with retail locations across New Mexico, Oklahoma and Texas. Additional information about Solitaire Homes can be found at www.solitairehomes.com.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 2, 2022 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.